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                                                                  Exhibit 10(ag)

                                FIRST AMENDMENT
                                       TO
                          SUPPLEMENTAL RETIREMENT PLAN
                                       OF
                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)

         WHEREAS, Marsh Supermarkets, Inc. (the "Corporation") adopted the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries (as amended and restated as of January 1, 1997) (the "Plan"); and

         WHEREAS, the Compensation Committee of the Board of Directors of the Corporation recommended to the Board of Directors of the Corporation that the Plan be amended, effective December 31, 1998, to provide for an unreduced early retirement benefit under the Plan to C. Alan Marsh in accordance with Section 11(b) of that certain Consulting Agreement, dated October 9, 1998, between the Corporation and C. Alan Marsh; and

         WHEREAS, the Board of Directors of the Corporation approved the amendment of the Plan as recommended by the Compensation Committee;

         NOW, THEREFORE, effective December 31, 1998, the Plan is amended by adding a new Section 4.5 to the Plan immediately following Section 4.4 thereof, as follows:

         4.5 C. Alan Marsh Benefit. Notwithstanding the provisions of Sections 4.1 and 4.2, the Supplemental Retirement Benefit to which C. Alan Marsh is entitled to receive shall be determined as if his Normal Retirement Date under the Plan were the first day of the month following the month in which C. Alan Marsh attains age 62 and has been determined to be $8,330. All provisions of the Plan other than the foregoing advancement of his Normal Retirement Date shall be applicable to C. Alan Marsh in the same manner as to other participants.

         IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers as of the 25th day of November 1998, but to become effective as of December 31, 1998.



                                       MARSH SUPERMARKETS, INC.



                                       By: /s/ Don E. Marsh
                                          --------------------------------------
                                          Don E. Marsh, President and
                                          Chief Executive Officer


Attest: /s/ P. Lawrence Butt
       ---------------------------
       P. Lawrence Butt, Secretary